UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2019

Hartford Funds NextShares Trust

(Exact name of registrant as specified in its charter)

Delaware	811-23215	See below
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

690 Lee Road

Wayne, Pennsylvania 19087

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (610) 386-4068

(Former name or former address, if changed since last report.)

This Form 8-K relates to the following series of Hartford Funds NextShares Trust:

Title of each Series	IRS Employer Identification Number
Hartford Global Impact NextShares Fund	81-5130130

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 25, 2019, the compliance staff (the “Staff”) of The NASDAQ Stock Market LLC (“Nasdaq”) provided written notice to Hartford Funds NextShares Trust (the “Trust”) that it is not in compliance with the continued listing standard set forth in Nasdaq Listing Rule 5745(d)(2)(C)(i) with respect to one of its series. Listing Rule 5745(d)(2)(C)(i) requires that, in order to comply with Nasdaq’s continued listing standards, certain companies such as a series of NextShares must maintain no fewer than 50 beneficial holders following the initial twelve-month period beginning upon the commencement of trading on Nasdaq of the series of NextShares. Hartford Global Impact NextShares Fund (the “Fund”), a series of the Trust, was reported to have less than 50 beneficial shareholders for the period December 7, 2017 through January 25, 2019.

In accordance with Nasdaq procedures, the Trust must submit a written response to the Staff outlining the Trust’s plan to increase the number of shareholders of the Fund and regain compliance with Listing Rule 5745(d)(2)(C)(i). The Trust intends to submit such a response in a timely manner. If the Staff accepts the Trust’s plan to re-gain compliance, the Staff will provide up to a 180 calendar day “cure period” beginning on the date of the Staff’s notification. The Staff will make available a list of issues that are non-compliant with continued listing standards. In order for the Fund to re-gain compliance during the “cure period,” the Trust will be required to demonstrate that the Fund has had at least 50 beneficial shareholders. If the Trust is unable to demonstrate that the Fund has at least 50 beneficial holders by the end of the “cure period,” the Staff may delist the Fund.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements may include words such as “anticipate,” “believe,” “may” and other words and terms of similar meaning, including in connection with any discussion of the timing or nature of future financial performance or other events. Such forward-looking statements are subject to certain risks and uncertainties, including whether the Trust is able to re-gain compliance with Nasdaq continued listing standards, whether the Fund is able to avoid potential delisting from Nasdaq, and other factors disclosed by the Trust from time to time in its filings with the Securities and Exchange Commission. As a result of these factors, the Trust’s actual results may differ materially from those indicated or implied by such forward-looking statements. Except as required by law, the Trust disclaims any obligation to publicly update such statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hartford Funds NextShares Trust

Date:	January 30, 2019	By:	/s/ Alice A. Pellegrino
		Name:	Alice A. Pellegrino
		Title:	Vice President